Defense Technologies International Corp.(DTII)

Defense Technologies International Corp.

Announces change in Corporate Leadership

of

Passive Security Scan, Inc.

Del Mar, California (August 21, 2023) – Defense Technologies International Corp. (OTC: DTII) (the Company) and Passive Security Scan Inc. (PSSI) (the Subsidiary); innovative providers of security technology and systems with broad and diverse applications, are pleased to announce change in Leadership of PSSI.

The Company is pleased to announce the appointment by DTII of Mr. Eric Forrest as the President and Director of Passive Security Scan, Inc., its subsidiary.

Eric Forrest, President, and National Sales Director of PSSI.

Mr. Forrest with a legacy of strategic proven leadership, brings his expertise in banking, financing, team building and business system creation, and brings a portrait of success to the leadership of Passive Security Scan, Inc.

Mr. Forrest’s journey includes serving as President of Triloc LLC, a global powerhouse in Merchant Banking, Insurance, Construction, Land Development, and Investment. With a presence spanning the USA, India, and Europe, he orchestrated growth in real estate, insurance, and business development. His role as Director of Home Inspections at The Whitmire Group showcased his commitment to excellence.

His tenure at Kirby Company as a Distributor highlighted exceptional leadership skills, overseeing recruiting, marketing, sales, accounting, and customer service, managing multi-faceted operations. As the former Chairman of Atlanta Housing Authority's Landlord Advisory Board, Mr. Forrest demonstrated strong leadership.

Beyond the boardroom, Mr. Forrest's commitment shines through his coaching efforts, mentoring young boys in sports and life lessons, reflecting dedication to building strong character in future leaders.

Under Eric Forrest's leadership, supported by the President of DTII, PSSI is poised to create a security legacy that transcends industries and borders. With innovation, impact, and a focus on building a massive salesforce, Eric is leading PSSI into an era of excellence.

Mr. Moses, as the current President, CEO and Director of DTII and as the newly appointed Vice-President of PSSI, believes that because of his to-date PSSI involvement and his vast experience in the development of the Passive Scan Technology since the takeover by DTII, he will be a most valuable supporter to Eric, the newly appointed President.

From our current President and CEO:

"I am delighted to announce the appointment of Eric Forrest as President of our subsidiary, Passive Security Scan, Inc. Eric compliments our company’s plans and dreams – to make our ‘Passive Portal Walk-Through Weapons Detector’ the household name for school safety – nationwide and throughout the world.” And in our attempt to “Save Lives”… said Merrill W. Moses the Company’s President.

About DTII and its subsidiary ‘Passive Security Scan, Inc’ (PSSI).

PSSI is a private Utah Corporation and Subsidiary of Defense Technologies International Corp. (DTII). Passive Security Scan Inc. was formed to bring our Passive Scanning Technology™ and our Passive Portal™ weapons and the EBT elevated temperature detection systems to the market, to improve public safety with a system specifically designed for public and private schools, sports arenas, and other public venues. The Passive Scanning Technology™ was developed in 2005 and has been continually improved upon with the newest technological advances. The Passive Portal™ Zero-Radiation gateway, our newest model in production and ready for the market. The EBT Station recognizes elevated body temperatures, with an option for mask warning as well as Contact tracing.

Forward-Looking Statements This news release contains certain statements that may be deemed "forward- looking" statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are no guarantees of future performance and actual results may differ materially from those in forward looking statements. Forward-looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made. Except as required by law, the Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.

Contact: Defense Technologies International Merrill W. Moses, President & CEO

Phone: 800 520-9485

email: dtii@defensetechnologiesintl.com
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